                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)    July 28, 1998
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                               CROWN VANTAGE INC.
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             (Exact name of registrant as specified in its charter)



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

    Virginia                                   1-13868                        54-1752384
 (State or other jurisdiction                (Commission                     (IRS Employer
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      of incorporation)                      File Number)                  Identification No.)
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    300 Lakeside Drive, Oakland CA                                  94612-3592
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(Address of principal executive offices)                            (Zip Code)


      Registrant's telephone number, including area code    (510) 874-3400
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                                  Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

On July 28, 1998, Crown Vantage Inc. announced it is no longer actively exploring separating its specialty papers businesses from its St. Francisville, La., pulp and paper mill. As the Company previously reported on May 5, 1998, it was considering such a transaction, including the possible divestiture of the mill, as part of a transaction to significantly reduce the Company's debt, including the repurchase of the Pay-in-Kind Notes (the "PIK Notes") held by Fort James Corporation. The Company also announced that it will continue to actively explore various alternatives to fund the repurchase of the PIK Notes.

Forward-Looking Statements Within the Context of the Private Securities
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Litigation Reform Act of 1995
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The statements above contain certain forward looking statements reflecting the company's current intent to engage in a transaction that allows for the repurchase of the company's pay-in-kind notes. There is no assurance that the company will be successful in structuring a transaction of the type described, that it will locate a third party or parties willing to engage in such a transaction, or that it will successfully or in a timely manner conclude any such transaction. Among other things, the company may determine to pursue an alternative transaction or to cease pursuing any such transactions based on future circumstances and developments.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

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        Exhibit No.                                Description
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
            None                 None
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CROWN VANTAGE INC.



                                      /s/ Michael J. Hunter
July 31, 1998                    ----------------------------------------
                                         Michael J. Hunter
                                 Vice President, Chief Accounting Officer